UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12.

Central Pacific Financial Corp.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CENTRAL PACIFIC FINANCIAL CORP.

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

September 25, 2009

Dear Fellow Shareholder:

According to our latest records, we have not received your voting instructions for the important Special Meeting of Shareholders of Central Pacific Financial Corp. (“CPF”) to be held on October 22, 2009.  Your vote is extremely important, no matter how many shares you hold.

For the reasons set forth in the proxy statement, dated August 24, 2009, the Board of Directors unanimously recommends that you vote “FOR” the proposal to increase the number of authorized shares of common stock from 100,000,000 shares to 185,000,000 shares, “FOR” the proposal to reduce the two-thirds supermajority vote applicable to us to a simple majority vote, and “FOR” the proposal to adjourn the special meeting. Please vote at your earliest convenience via the telephone or Internet, and easy to follow instructions are set forth below. Alternatively, you may vote by signing, dating and returning the enclosed proxy card.

If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (800) 967-4604. If you have already voted, please disregard this notice and accept our thanks. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Ronald K. Migita

Chairman, President and Chief Executive Officer

You may use one of the following simple methods to vote your shares:

1.                 Vote by Telephone.  Call (800) 560-1965 toll-free.  Have your control number listed on the proxy card ready and follow the simple instructions.

2.                 Vote by Internet.  Go to www.eproxy.com/cpf.  Have your control number listed on the proxy card ready and follow the simple instructions.

3.                 Vote by Mail.  Mark, sign, and date your proxy card or voting instruction form and promptly return it in the postage-paid return envelope provided.

Additional Information And Where To Find It

This letter may be deemed to be solicitation material in respect of the special meeting of shareholders. Central Pacific Financial Corp. has filed a proxy statement with the SEC. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s web site, www.sec.gov or from the investor relations page of Central Pacific Financial Corp.’s website.

Participants In Solicitation

Central Pacific Financial Corp. and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the shareholders meeting.  Information regarding the interests of Central Pacific Financial Corp.’s directors and executive officers in the proxy solicitation is included in Central Pacific Financial Corp.’s definitive proxy statement.